STOCK OPTION AGREEMENT


     This STOCK OPTION AGREEMENT (the "Agreement") dated as of
October 2, 1994, by and between CARENETWORK, INC., a Wisconsin corporation ("Issuer"), and HUMANA INC., a Delaware corporation
("Grantee").

     WHEREAS, Issuer, Grantee and HWS, Inc., a Wisconsin corpora-tion ("Sub") propose to enter into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") providing for, among other things, Sub will merge with and into the Issuer (the "Merger"); and

     WHEREAS, as a condition and inducement to Grantee's willing-ness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option
(as defined below);

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, Issuer and Grantee agree as follows:

     1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 902,043 (as adjusted as set forth herein) shares (the "Option Shares") of Common Stock, $.01 par value per share ("Issuer Common Stock"), of Issuer at a purchase price of $25.25 per Option Share (the "Purchase Price").

     2. Exercise of Option. (a) If not in material breach of the Merger Agreement, Grantee may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that, except as provided in the last sentence of this Section 2(a), the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) 6 months after the first occurrence of a Purchase Event or (iii) termination of the Merger Agreement pursuant to section 8.01(a), section 8.01(b) or section 8.01(c) of the Merger Agreement prior to the occurrence of a Purchase Event; and, provided further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. Notwithstanding the termination of the Option, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the termination of the Option.

          (b) As used herein, a "Purchase Event" means any of the following events:

               (i) Any person (other than Grantee or any subsid-iary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or shall have filed a registra-tion statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 25% or more of the then outstanding Issuer Common Stock, but only if at least 25% of the then outstanding Issuer Common Stock shall have been tendered and (A) a condition to the takedown of Issuer Common Stock in the tender offer or exchange offer shall be the termination of the Merger Agreement or abandonment of the Merger, (B) the person making the tender offer or exchange offer, whether before or after the making of the offer, shall have publicly announced its opposition to the Merger or an intention not to vote the Issuer Common Stock acquired upon consummation of the offer in favor of the Merger, or (C) the person making the tender offer or exchange offer, whether before or after making the offer, shall have proposed, publicly announced an intention to propose, or entered into an agreement to effect, an Acquisi-tion Transaction (as defined below);

              (ii) Issuer or any subsidiary of Issuer, without having received Grantee's or the Sub's prior written consent, shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Grantee or any subsidiary of Grantee) to (A) effect a merger, consoli-dation, joint venture or similar transaction involving Issuer or any of its subsidiaries, (B) sell, lease or otherwise dispose of assets or earning power of Issuer or its subsidiar-ies, in one or more transactions, representing 15% or more of the consolidated assets or earning power of Issuer and its subsidiaries or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of Issuer or any of its subsidiaries, but, in all cases under this clause (ii), only if the transaction is conditioned upon, or results in, the termination of the Merger Agreement or the abandonment of the Merger (including, without limitation, as a result of anticipated regulatory impediments or otherwise) (any of the foregoing an "Acquisi-tion Transaction," except that if Grantee or Sub has given its prior written consent to any such transaction, the transaction as to which Grantee or Sub has given its prior written consent shall not be an "Acquisition Transaction");

             (iii) Any person (other than Grantee or any subsid-iary of Grantee, any subsidiary of Issuer in a fiduciary capacity in the ordinary course of such subsidiary's business, any employee benefit plan or employee stock ownership plan of Issuer or any subsidiary of Issuer, or any person organized, appointed or established by Issuer or any subsidiary of Issuer for or pursuant to the terms of any such plan), alone or together with such person's "Affiliates" (as such term is defined in Rule 12b-2 under the Exchange Act) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire benefi-cial ownership of, or any "group" (as such term is defined under the Exchange Act, other than a group of which Grantee or any subsidiary of Grantee, any subsidiary of Issuer in a fiduciary capacity in the ordinary course of such subsidiary's business, any employee benefit plan or employee stock owner-ship plan of Issuer or any subsidiary of Issuer, or any person organized, appointed, or established by Issuer or any subsid-iary of Issuer for or pursuant to the terms of any such plan is a member), shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding Issuer Common Stock, but only if such person or group, whether before or after beneficial ownership of Issuer Common Stock is acquired or the group is formed, shall have (A) publicly announced its opposition to the Merger or an intention not to vote the Issuer Common Stock beneficially owned by the person or group in favor of the Merger, or (B) proposed, publicly announced an intention to propose, or entered into an agreement to effect, an Acquisi-tion Transaction; or

              (iv) The holders of Issuer Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been cancelled (and not rescheduled) prior to termination of the Merger Agreement, or Issuer's Board of Directors shall have withdrawn or modified in a manner materially adverse to Grantee the recommendation of Issuer's Board of Directors that Issuer's shareholders vote in favor of and approve the Merger and adopt the Merger Agreement, in each case after any person (other than Grantee or any subsidiary of Grantee) shall have
     (A) publicly announced a proposal, to engage in an Acquisition Transaction or (B) filed an application (or given a notice), whether in draft or in final form, with any Governmental Entity (as defined below) for approval to engage in an Acquisition Transaction; or

               (v)  Issuer terminates the Merger Agreement
     pursuant to section 8.01(e) of the Merger Agreement.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

          (c) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if the closing of the purchase and sale pursuant to the Option (the "Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further, without limiting the foregoing, that if prior notification to or approval of any Federal or state court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same (and Issuer shall cooperate with Grantee in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (x) any required notification period has expired or been terminated or (y) such approval has been obtained, and in either event, any requisite waiting period has passed.

          (d) Notwithstanding Section 2(c), in no event shall any Closing Date be more than 18 months after the related Notice Date, and if the Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired.

     3. Payment and Delivery of Certificates. (a) On each Closing Date, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer an amount equal to the Purchase Price multiplied by the Option Shares to be purchased on such Closing Date.

          (b) At each Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims (except as set forth in Wisconsin Statutes section 180.0622(2)(b), as interpret-
ed), charges and encumbrances of any kind whatsoever, and Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable law or the provisions of this Agreement.
If at the time of issuance of any Option Shares pursuant to an exercise of all or part of the Option hereunder, Issuer shall have issued any rights to acquire any preferred shares of Issuer, then each Option Share issued pursuant to such exercise shall also represent rights with terms substantially the same as and at least as favorable to Grantee as are provided under any "rights agree-ment" or any similar agreement then in effect.

          (c) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend that shall read substantially as follows:

               THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF OCTOBER 2, 1994. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

          (a) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplat-ed hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

          (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to obtaining the governmental and other approvals and consents referred to herein, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities that may be issued pursuant to Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities that may be issuable pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable (except as set forth in Wisconsin Statutes section 180.0622(2)(b) as interpreted), and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any shareholder of Issuer.

          (c) No Conflicts. Except as disclosed pursuant to the Merger Agreement, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of any provision of the Articles of Incorporation or Bylaws of Issuer or any subsidiary of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, employee benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, applicable to Issuer or any subsidiary of Issuer or their respective properties or assets which such violation would have a material adverse effect on Issuer.

     5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

          (a) Due Authorization. Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee and constitutes a valid and binding obligation of Grantee, enforceable in accordance with its terms.

          (b) No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in any violation pursuant to any provision of the Articles of Incorporation or Bylaws of Grantee or any subsidiary of Grantee or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, employee benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Grantee or any subsidiary of Grantee or their respective properties or assets which such violation would have a material adverse effect on Grantee.

          (c) Purchase Not for Distribution. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

     6. Adjustment upon Changes in Capitalization, etc. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, spin-off, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. Whenever the number of shares of Issuer Common Stock purchasable upon exercise of the Option is adjusted as provided in this
Section 6, the Purchase Price shall be adjusted by multiplying the Purchase Price by a fraction, the numerator of which shall be equal to the number of shares of Issuer Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Issuer Common Stock purchasable after the adjustment. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstand-ing, without giving effect to any shares subject to or issued pursuant to the Option; provided that the number of shares of Issuer Common Stock subject to the Option shall only be issued to the extent Issuer then has available authorized but unissued and unreserved shares of Issuer Common Stock.

          (b) In the event that Issuer shall enter into an Agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or then outstanding shares of Issuer Common Stock shall after the merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell, lease or otherwise transfer assets of Issuer or any of its subsidiaries, in one or more transactions, representing more than 50% of the consolidated assets or earning power of Issuer and its subsidiaries to any person (other than Grantee or one of its subsidiaries), then, and in each such case, the agreement governing such transac-tions shall make proper provision so that the Grantee may, in its reasonable discretion, (x) retain the Option to purchase the Option Shares or (y) convert the Option into the right to receive, at the election of Grantee (either from the Acquiring Corporation as defined in Section 6(c)) or from any person that controls the Acquiring Corporation, the number and class of shares, other securities, property, or cash that Grantee would have received in respect of the Option Shares if the Option had been exercised and the Option Shares had been issued to Grantee immediately prior to the consummation of such transaction, the distribution of the proceeds thereof to Issuer's shareholders, or the record date therefor, as applicable.

          (c)  For purposes herein, "Acquiring Corporation" means
(i) the continuing or surviving corporation of a consolidation or merger involving Issuer in which Issuer is not the continuing or surviving corporation, (ii) Issuer in a merger in which Issuer is the continuing or surviving corporation and (iii) the transferee of more than 50% of the consolidated assets or earning power of Issuer and its subsidiaries.

     7. Replacement of Options. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnifica-tion, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.

     8. Listing; Other Action. (a) Issuer shall, at its expense, use its reasonable best efforts to cause the Option Shares to be approved for listing on the NASDAQ National Market System, subject to notice of issuance, as promptly as practicable following the date of this Agreement, and will provide prompt notice to the NASDAQ National Market System of the issuance of each Option Share, unless the delivery of the Option Shares can be satisfied with shares of Issuer Common Stock held in treasury by Issuer.

          (b) Issuer shall use reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary and proper under applicable laws and regulations to consummate and make effective the transactions contemplated hereunder, including, without limitation, using reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and order of Governmental Entities. Without limiting the generality of the foregoing, Issuer shall when required in order to effect the transactions contemplat-ed hereunder make all filings and submissions under the HSR Act and with the Federal HMO Act and the Wisconsin Insurance Laws (as such terms are defined in the Merger Agreement) as promptly as practica-ble.

     9. Registration. Upon the request of Grantee at any time within two years of the first Closing, Issuer agrees (i) to effect, as promptly as practicable, one registration under the Securities Act covering any part or all (as may be requested by Grantee) of the Option Shares or other securities that have been acquired by or are issuable to Grantee upon exercise of the Stock Option, and to use reasonable efforts to qualify such Option Shares or other securities under any applicable state securities laws and (ii) to include any part or all of the Option Shares or such other securities in any registration statement for common stock filed by Issuer under the Securities Act in which such inclusion is permitted under applicable rules and regulations, and to use reasonable efforts to keep such registration described in clauses
(i) and (ii) effective for a period equal to the lesser of six months or until such shares have been sold. If the managing underwriter of a proposed offering of securities by Issuer shall advise Issuer in writing that, in the reasonable opinion of the managing underwriter, the distribution of the Option Shares requested by Grantee to be included in a registration statement concurrently with securities being registered for sale by Issuer would adversely affect the distribution of such securities by Issuer, then Issuer shall either (i) include such Option Shares in the registration statement, but Grantee shall agree to delay the offering and sale for such period of time as the managing under-writer may reasonably request (provided that Grantee may at any time withdraw its request to include Option Shares in such offering) or (ii) include such portion of the Option Shares in the registration statement as the managing underwriter advises may be so included for sale simultaneously with sales by Issuer. The registrations effected under this Section 9 shall be effected at Issuer's expense except for underwriting commissions allocable to the Option Shares and the fees and disbursements of Grantee's counsel. Issuer shall indemnify and hold harmless Grantee, its affiliates and controlling persons and their respective officers, directors, agents and representatives from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, all out-of-pocket expenses, investigation expenses, expenses incurred with respect to any judgment and fees and disbursements of counsel and accountants) arising out of or based upon any statements contained in, or omissions or alleged omissions from, each registration statement (and related prospec-tus) filed pursuant to this Section 9; provided, however, that Issuer shall not be liable in any such case to Grantee or any affiliate or controlling person of Grantee or any of their respective officers, directors, agents or representatives to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement or prospectus in reliance upon, and in conformity with, written information furnished to Issuer with respect to it specifically for use in the preparation thereof by Grantee, such affiliate, controlling person, officer, director, agent or representative, as the case may be.

     10. Miscellaneous. (a) Expenses. Except as otherwise provided in Section 9, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          (b) Waiver and Amendment. Any provision of this Agreement may be waived in writing at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin without regard to any applicable conflicts of law rules.

          (d) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (with confirmation), sent by overnight express or mailed, by registered or certified mail, return receipt requested, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to Issuer to:    CareNetwork, Inc.
                              111 W. Pleasant Street
                              Milwaukee, Wisconsin 53212
                              Attn:  Elwood I. Kleaver, Jr.
                                     President and Chief
                                     Executive Officer
                              Facsimile No.:  (414) 223-0168

          With a copy to:     Reinhart, Boerner, Van Deuren,
                              Norris & Rieselbach, s.c.
                              1000 North Water Street
                              Suite 2100
                              Milwaukee, Wisconsin 53202
                              Attn:  James M. Bedore
                              Facsimile No.:  (414) 298-8097
          If to Grantee to:   Humana Inc.
                              500 W. Main Street
                              Louisville, Kentucky  40202
                              Attn:  W. Roger Drury,
                                     Senior Vice President and
                                     Chief Financial Officer
                              Facsimile No.:  (502) 580-1690

          With a copy to:     Hirn Doheny Reed & Harper
                              2000 Meidinger Tower
                              Louisville, Kentucky  40202
                              Attn:  Robert B. Vice
                              Facsimile No.:  (502) 585-2207

          (f) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

          (g) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          (h) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all of the documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

          (i) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

          (j) Entire Agreement; No Third-Party Beneficiary; Severability. Except as otherwise set forth in the Merger Agreement, this Agreement (including the Merger Agreement and the other documents and instruments referred to herein and therein) (i) constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and
(ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire the full number of shares of Issuer Common Stock as provided in Section 2 (as adjusted pursuant to Section 6), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                              CARENETWORK, INC.


                              By:   /s/ Elwood I. Kleaver
                                 Elwood I. Kleaver, Jr., President
                                 and Chief Executive Officer

                                         ("Issuer")

                              HUMANA INC.


                              By:   /s/ Karen A. Coughlin
                                 Karen A. Coughlin,
                                 Senior Vice President

                                         ("Grantee")